UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 15, 2013

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Subscription Agreement, Warrants and Registration Rights Agreement

On August 15, 2013, Pershing Gold Corporation (the “Company”) issued 328 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) and warrants to purchase an aggregate of 393,600 shares of the Company’s Common Stock (“Warrants”) pursuant to subscription agreements (each, a “Subscription Agreement”) entered into with several accredited investors.  The gross proceeds from the private placement were approximately $325,000.  The private placement is in addition to the shares of Series E Preferred Stock and Warrants that were previously sold by the Company as disclosed in its Current Report on Form 8-K filed on August 12, 2013.  The terms of the agreements entered into in connection with this private placement, including the Registration Rights Agreement entered into with all investors, are the same as those entered into in connection with the previous private placement, all of which were described in the Company’s Current Report on Form 8-K filed on August 12, 2013 and were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 3.02                      Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In connection with the private placement, the Company issued 328 shares of Series E Preferred Stock and Warrants to acquire an aggregate of 393,600 shares of Common Stock, for aggregate gross consideration of approximately $325,000.  A total of 984,000 shares of Common Stock are issuable upon conversion of the Series E Preferred Stock.

The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D for purposes of the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2013

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Stephen Alfers
Chief Executive Officer, President and Chairman